EXHIBIT 23.1

[DIXON HUGHES PLLC LETTERHEAD]

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

American Community Bancshares, Inc.

Charlotte, North Carolina

We consent to the use of our report incorporated by reference herein.

/s/ Dixon Hughes PLLC

Charlotte, North Carolina

January 26, 2006